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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


DELANCO BANCORP ANNOUNCES FIRST QUARTER 2009 RESULTS

AUGUST 17, 2009

DELANCO, NEW JERSEY

Delanco Bancorp, Inc. (Delanco) (NADASQ: DLNO.OB), the parent company of Delanco Federal Savings Bank (the Bank), today announced its financial results for the three months ended June 30, 2009.

For the three months ended June 30, 2009, Delanco recorded net earnings of $46 thousand as compared to a loss of $87 thousand for the three months June 30, 2008 and a loss of $466 thousand for the fourth quarter ending March 31, 2009. Earnings per share for the first quarter ending June 30, 2009 was $0.03, compared to a loss of $0.06 per share for the quarter ending June 30, 2008 and a loss of $0.30 per share for the quarter ending March 31, 2009.

BALANCE SHEET

Total assets increased $5.2 million, or 4.0 % from March 31, 2009 to $135.7 million. The increase in assets was due primarily to increases in cash and cash equivalents of $2.5 million and loans of $3.4 million.

Total deposits increased by $8.0 million or 7.1% to $122 million as of June 30, 2009 compared to $114 million as of March 31, 2009. Core deposits grew $3.8 million and time deposits grew by $4.2 million. During the quarter the Bank repaid $2.75 million in borrowed funds from the Federal Home Loan Bank of New York, leaving $1 million in outstanding borrowings.

At June 30, 2009 shareholders equity equaled $11.6 million, or 8.6 % of total assets, compared to $11.5 million or 8.8 % at March 31, 2009. The increase in stockholder's equity was primarily due to the quarterly earnings and a decrease in the accumulated other comprehensive loss.

ASSET QUALITY

Non-performing loans totaled $8.3 million, or 6.14% of total assets at June 30, 2009, compared to $8.3 million, or 6.46% at March 31, 2009. At June 30, 2009 non-performing loans consisted of $6.55 million in commercial loans, $1.72 million in residential mortgages and $.03 million in consumer loans. Net charge-offs during the three month period ended June 30, 2009 were $95 thousand, compared to $224 thousand during the three month period ending March 31, 2009. The allowance for loan losses at June 30, 2009 totaled $1.6 million, or 1.42% of total loans outstanding, compared to $1.5 million or 1.47% of loans outstanding at March 31, 2009.

The bank recorded a provision for loan losses of $100 thousand during the three months ended June 30, 2009, compared to a provision of $360 thousand for the quarter ended March 31, 2009.

NET INTEREST INCOME

Delanco's net interest income increased by $239 thousand or 29% to $1.1 million for the quarter ended June 30, 2009 as compared to $825 thousand for the quarter ended March 31, 2009 and increased by $262 thousand or 32.6% compared to the net interest income for the quarter ended June 30, 2008.

                                       1
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The net interest margin increased to 3.51% for the three months ended June 30,
2009, an increase of 83 basis points from the three months ended March 31, 2009, reflecting a steady return on interest earning assets and a decline in the interest cost on interest bearing liabilities. For the quarter ended June 30, 2008, the net interest margin was 2.70%.

NON-INTEREST INCOME

Non-interest income decreased to $11 thousand for the three months ended June 30, 2009 as compared to the three month period ended March 31, 2009. Compared to the three month period ended June 30, 2008, non-interest income decreased by $7 thousand.

NON-INTEREST EXPENSES

Non-interest expenses decreased by $165 thousand for the three month period ended June 30, 2009 as compared to the three month period March 31, 2009. Compared to the three month period ended June 30, 2008, non-interest expense decreased by $28 thousand. Decreases in professional fees and computer expenses were offset to a lesser degree by increases in FDIC insurance payments.

ABOUT DELANCO BANCORP, INC.

Delanco Bancorp, Inc. is the holding company for Delanco Federal Savings Bank. Delanco Federal Savings Bank operates from two offices in Burlington County, New Jersey. Delanco Federal Savings Bank is engaged primarily in the business of attracting deposits from the general public and using such funds to originate a variety of consumer and business loans.

FORWARD-LOOKING STATEMENTS

         This quarterly report contains forward-looking statements that are based on assumptions and may describe our future plans, strategies and expectations. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions.

         Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of our loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, changes in real estate market values in our area, and changes in relevant accounting principles and guidelines.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

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                      DELANCO BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                          JUNE 30,       MARCH 31,
                                                                                            2009           2009
                                                                                   ----------------------------------
                                                                                      (UNAUDITED)
ASSETS
Cash and cash equivalents
    Cash and amounts due from banks..............................................      $    803,938     $    476,087
    Interest-bearing deposits....................................................         3,390,892        1,240,868
                                                                                          ---------     ------------
                    Total cash and cash equivalents..............................         4,194,830        1,716,955
Investment securities:
    Securities held-to-maturity (fair value of $14,474,705 (unaudited) and
      $14,730,626 at June 30,2009 and March 31, 2009, respectively)..............        14,036,453       14,282,255
    Securities available-for-sale................................................           243,226          222,719
                                                                                            -------     ------------
                    Total investment securities..................................        14,279,679       14,504,974
Loans, net of allowance for loan losses of $1,551,946 at June 30, 2009
     (unaudited), $1,546,601 at March 31, 2009...................................       106,993,285      103,624,343
Accrued interest receivable......................................................           498,449          499,981
Premises and equipment, net......................................................         7,951,365        8,024,232
Investment required by law-stock in Federal Home Loan Bank, at cost..............           251,700          345,900
Deferred income taxes............................................................           518,000          561,000
Bank owned life insurance........................................................           136,004          130,042
Prepaid refundable income taxes..................................................           551,841          561,971
Other assets.....................................................................           296,981          498,966
                                                                                            -------     ------------
                    Total assets.................................................      $135,672,134     $130,468,364
                                                                                       ============     ============

LIABILITIES
Deposits
    Non-interest bearing deposits................................................         2,703,265        2,518,934
    Interest bearing deposits....................................................       119,317,406      111,464,281
                                                                                        -----------      -----------
                    Total deposits...............................................       122,020,671      113,983,215
Federal Home Loan Bank Advances .................................................         1,000,000        3,750,000
Accrued interest payable.........................................................            60,883          211,962
Advance payments by borrowers for taxes and insurance............................           388,201          359,738
Other liabilities................................................................           596,556          642,032
                                                                                            -------    -------------
                    Total liabilities............................................       124,066,311      118,946,947
                                                                                        -----------    -------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 3,000,000 shares authorized; no shares issued...                --               --
Common stock, $.01 par value, 7,000,000 shares authorized; 1,634,725 shares
     issued and outstanding......................................................       $    16,347   $       16,347
Additional paid-in capital.......................................................         6,652,235        6,652,235
Retained earnings, substantially restricted......................................         5,545,468        5,499,813
Unearned common stock held by employee stock ownership plan......................          (576,729)        (576,729)
Accumulated other comprehensive (Loss)...........................................           (31,498)         (70,249)
                                                                                             ------     ------------
                    Total stockholder's equity...................................        11,605,823       11,521,417
                                                                                          ---------     ------------
                    Total liabilities and stockholders' equity...................      $135,672,134     $130,468,364
                                                                                       ============     ============
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                      DELANCO BANCORP, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                     THREE MONTHS ENDED
                                                                           JUNE 30,         MARCH 31,        JUNE 30,
                                                                            2009             2009             2008
                                                                      ---------------- ----------------  ---------------
INTEREST INCOME
   Loans............................................................    $ 1,596,819      $ 1,462,485      $ 1,549,416
   Investment securities............................................        167,713          196,151          197,202
                                                                            -------          -------          -------
       Total interest income........................................      1,764,532        1,658,636        1,746,618

INTEREST EXPENSE
   Interest-bearing checking accounts...............................         26,020           25,154           13,000
   Passbook and money market accounts...............................        137,695          153,703          178,253
   Certificates of deposits.........................................        526,388          647,699          752,446
  Federal Home Loan Bank Advances ..................................          9,656            6,687               --
                                                                              -----            -----          -------
       Total interest expense.......................................        699,759          833,243          943,699

       Net interest income..........................................      1,064,773          825,392          802,919
Provision for loan losses...........................................        100,000          360,000               --
                                                                            -------          -------          -------
       Net interest income after provision for loan losses..........        964,773          465,392          802,919

NON-INTEREST INCOME
   Income from bank-owned life insurance............................          5,962                0            5,630
   Service charges..................................................         35,845          (11,099)          25,337
   Rental income....................................................             --                0            5,875
   Other............................................................          5,026           69,330           16,863
                                                                              -----           ------           ------
       Total non-interest income....................................         46,833           58,231           53,705
                                                                             ------           ------           ------

NON-INTEREST EXPENSE
   Salaries and employee benefits...................................        480,703          475,931          481,659
   Advertising......................................................          9,931            8,633           15,127
   Office supplies, telephone and postage...........................         27,253           32,471           36,814
   Net occupancy expense............................................        169,250          169,092          162,970
   Federal insurance premiums.......................................         57,695           32,818           17,550
   Data processing expenses.........................................         45,402           53,297           33,498
   ATM expenses.....................................................          3,782           18,838           17,159
   Bank charges and fees............................................         30,509           18,454           15,357
   Insurance and surety bond premium................................         16,206            1,534           14,225
   Dues and subscriptions...........................................         14,058           13,476           12,604
   Professional fees................................................         47,824           56,798          111,397
   On-line banking expense..........................................             --           26,388           27,259
   Other............................................................         46,173          206,080           31,766
                                                                             ------          -------           ------
       Total non-interest expense...................................        948,786        1,113,810          977,385
                                                                            -------        ---------          -------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)...................         62,820         (590,187)        (120,761)
                                                                             ------         ---------        ---------

   Income taxes (benefits)                                                  (17,165)        (124,605)         (34,232)
                                                                            --------        ---------         --------

NET INCOME (LOSS)                                                       $    45,655        $(465,582)     $   (86,529)
                                                                         ==========         =========      ===========

INCOME (LOSS) PER COMMON SHARE......................................            .03             (.30)           (0.06)
                                                                                ===             =====           ======

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

                      DELANCO BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                                                                                            UNEARNED      ACCUMULATED
                                                COMMON STOCK       ADDITIONAL   CAPITAL   EMPLOYEE STOCK    OTHER-         TOTAL
                                           ----------------------   PAID-IN     RETAINED   OWNERSHIP     COMPENSATION  STOCKHOLDERS'
                                            SHARES       AMOUNT     CAPITAL     EARNINGS     PLAN         INCOME (LOSS)   EQUITY
                                           ---------   ----------  ----------   --------- -------------- -------------- ------------
BALANCE AT MARCH 31, 2009.................  1,634,725   $16,347    $6,652,235   $5,499,813  $(576,729)    $(70,249)     $11,521,417

  Net income..............................                                          45,655                                   45,655
  Other comprehensive income, net of tax:
  Change in unrealized gain on securities
    available-for-sale, net of deferred
    income taxes of $(20,998) ............                                                                  38,751           38,751
                                            ---------   --------   ----------   ---------   ---------     --------      -----------
Total comprehensive income                                                          45,655                  38,751           84,406

    BALANCE AT JUNE 30, 2009..............  1,634,725   $ 16,347   $6,652,235   $5,545,468  $(576,729)    $(31,498)     $11,605,823
                                            =========   ========   ==========   ==========  =========     ========      ===========
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




NONPERFORMING ASSETS
                                                                                      JUNE 30,        MARCH 31,
(Dollars in thousands)                                                                  2009             2009
----------------------------------------------------------------------------------------------------------------
Nonaccrual loans.................................................................. $  8,330          $  8,298
Accruing loans past due 90 days or more...........................................       --               128
                                                                                  ------------------------------
         Total of nonaccrual and 90 days or more past due loans...................    8,330             8,426
Real estate owned.................................................................
Other nonperforming assets........................................................      118               295
                                                                                  ------------------------------
         Total nonperforming assets...............................................    8,448             8,721
Troubled debt restructurings......................................................      590               303
                                                                                  ------------------------------
Troubled debt restructurings and total nonperforming assets....................... $  9,038          $  9,024
                                                                                  ------------------------------

Total nonperforming loans to total loans..........................................     7.67%             8.00%
Total nonperforming loans to total assets.........................................     6.14              6.46
Total nonperforming assets and troubled debt restructurings to total assets.......     6.66              6.92
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